SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT is dated as of December 31, 2009 (this “Second Amendment”), by and among Emerald Dairy Inc., a Nevada corporation (the “Company”), and the investors set forth on the signature page hereto (each, an “Investor,” and collectively, the “Investors”).

RECITALS:

A.           In June 2008, the Company conducted a private offering of up to a maximum of (a) $3,000,000 of its 8% promissory notes, due on December 31, 2008 (the “Original Notes”) and (b) three-year warrants to purchase 300,000 shares of its Common Stock, at an exercise price of $2.61 per share (the “Original Warrants”), pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”).

B.           As of June 12, 2008, one Investor purchased, for a purchase price of $1,500,000, an Original Note in the principal amount of $1,500,000, and Original Warrants to purchase 150,000 shares of the Company’s Common Stock.

C.           On June 20, 2008, an additional Investor purchased, for a purchase price of $750,000, an Original Note in the principal amount of $750,000, and Original Warrants to purchase 75,000 shares of the Company’s Common Stock.

D.           As of December 31, 2008, the Company and the Investors entered into an Amendment to the Purchase Agreement (the “First Amendment”), pursuant to which, among other things: (i) the maturity date of each Original Note was extended from December 31, 2008 to December 31, 2009, (ii) as of December 31, 2008, the initial interest rate of the Original Notes of 8% per annum was increased to 10% per annum, (iii) the Company issued and delivered to each Investor, against delivery by such Investor of his or its Original Note, marked “canceled”, a duly executed Amended and Restated Note (the “First Amended Notes”) reflecting the changes set forth in (i) and (ii) above, (iv) the expiration date of the Original Warrants was extended from the third anniversary of their original issue date to the fifth anniversary of their original issue date, (v) the per share exercise price of the Original Warrants was reduced from $2.61 to $1.63; and (vi) the Company issued and delivered to each Investor, against delivery by such Investor of his or its Original Warrants, marked “canceled,” duly executed amended and restated warrants (the “Amended Warrants”) reflecting the changes set forth in (iv) and (v) above.

E.           The parties desire to further amend the Purchase Agreement and to amend the First Amended Notes, in order to, among other things, modify the terms and conditions thereof upon the terms and subject to the conditions set forth in this Second Amendment and the Exhibits hereto.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Accuracy of Recitals; Definitions.  Each of the Company and the Investors acknowledges and agrees that the foregoing Recitals are true and accurate and are incorporated herein by reference.  The Purchase Agreement, First Amendment, First Amended Notes and Amended Warrants shall be referred to herein collectively as the “Transaction Documents.”  Capitalized terms used and not otherwise defined herein are used as defined in the Transaction Documents.

2.           Amendments to the First Amended Notes.

2.1           Upon satisfaction of the conditions set forth in Section 4 below, the First Amended Notes shall be amended so that:

(a)           Accrued and unpaid interest on the Original Notes and First Amended Notes, in the aggregate amount of $323,301, shall be added to the principal amount of the Second Amended Notes (as defined below), as follows:

Name	Accrued Interest ($)	Principal Amount Due ($)
JAG Multi Investments, LLC	$216,411	$1,716,411
John Winfield	$106,890	$856,890
Total	$323,301	$2,573,301

(b)           The Maturity Date of each First Amended Note is extended from December 31, 2009 to December 31, 2010.

2.2           The Company shall issue and deliver, or cause to be delivered, to each Investor, against delivery by such Investor of his or its First Amended Note, marked “canceled”, a duly executed amended and restated promissory note reflecting the changes set forth in Section 2.1 above, in the form of Second Amended and Restated Promissory Note attached hereto as Exhibit A (the “Second Amended Notes”).

3.           Issuance of Additional Warrants.

3.1           Upon satisfaction of the conditions set forth in Section 4 below, the Company shall issue and deliver, or cause to be delivered, to the Investors, additional three-year warrants to purchase an aggregate of 789,356 shares of the Company’s common stock at an  exercise price of $1.63 per share, in the form attached hereto as Exhibit B (the “Additional Warrants”), in the following denominations:

Name	Additional Warrants ($)
JAG Multi Investments, LLC	526,506
John Winfield	262,850
Total	789,356

4.           Pledge of Shares. As further inducement to the Investors to enter into the Second Amendment, the Corporation’s obligations under the Second Amended Notes will be secured by a pledge of an aggregate of 3,157,425 shares of common stock of the Company beneficially owned by Yang Yong Shan, the Company’s Chief Executive Officer (the “Pledgor”), pursuant to the terms and conditions of a Pledge Agreement to be entered into by the Pledgor, the Investors and the Corporation (the “Pledge Agreement”), as soon as practicable, but in no event more than 15 days following the date hereof.  Upon execution, the Pledge Agreement shall be deemed to be a Transaction Document, as defined hereunder.

5.           Conditions Precedent.  The effectiveness of this Second Amendment is subject to satisfaction of each of the following conditions precedent:

5.1           The representations and warranties made by the Company in this Second Amendment are accurate in all respects.

5.2           No Event of Default shall be in existence under the First Amended Notes.

5.3           No Material Adverse Effect shall have occurred since the date of filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, which has not otherwise been disclosed to the Investors.

5.4           No suit, proceeding or action shall have been commenced against or involving the Company which, if successful, would result in a Material Adverse Effect.

5.5           Each Investor shall have received the following documents and other items from the Company, duly executed by an authorized representative of the Company, as necessary:

(a)           An executed copy of this Second Amendment.

(b)           Evidence that the execution, delivery and performance of this Second Amendment by the Company has been duly authorized by all necessary corporate action.

5.6           The Company shall have received the following documents and other items from each Investor, duly executed by an authorized representative of such Investor, as necessary:

(a)           An executed copy of this Second Amendment.

(b)           Evidence that the execution, delivery and performance of this Second Amendment by the Investor has been duly authorized by all necessary corporate action, as applicable.

6.           Post-Closing Covenants.  As soon as practicable, but in no event more than 15 days following the date hereof, the parties agree that:

6.1           Each Investor shall receive the following documents and other items from the Company, duly executed by an authorized representative of the Company:

 (a)           An executed copy of the Pledge Amendment.

 (b)           An executed original Second Amended Note.

 (c)           An executed original Additional Warrant.

6.2           The Company shall have received the following documents and other items from each Investor, duly executed by an authorized representative of such Investor, as applicable:

 (a)           An executed copy of the Pledge Amendment.

 (b)           The First Amended Note, marked “canceled”.

7.           Transaction Documents in Full Force and Effect as Amended.  Except as specifically amended hereby, the Transaction Documents shall remain in full force and effect and hereby are ratified and confirmed as so amended.  This Second Amendment shall not constitute a novation, satisfaction and accord, cure, release and/or satisfaction of the Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Transaction Documents as amended by this Second Amendment, as though such terms and conditions were set forth herein and therein in full.  Each reference in the Transaction Documents or any other document or instrument to any Transaction Documents, or words of similar import shall mean and be a reference to the Transaction Documents as amended hereby.

8.           Representations.  The Company hereby represents and warrants to the Investors as follows: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Second Amendment are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law, statute, regulation, ordinance, tariff or order; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other person is required in connection with the execution, delivery, performance, validity or enforceability of this Second Amendment by or against it; (d) this Second Amendment has been duly executed and delivered by it; (e) this Second Amendment constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (f) to the best of its knowledge, it is in compliance with all covenants and agreements in the Transaction Documents and it is not in default under the Transaction Documents, and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Second Amendment; and (g) the representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof as if made on the date hereof.

7.           Miscellaneous.

7.1           The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Transaction Documents, or any right, power or remedy of the Investors, nor constitute a waiver of any provision of the Transaction Documents, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Second Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the parties whether under the Transaction Documents, at law, or otherwise.

7.2           This Second Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Second Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

7.3           This Second Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the applicable Transaction Documents.  This Second Amendment shall be considered part of the Transaction Documents for all purposes under the Transaction Documents.  In the event of any inconsistency between this Second Amendment and any of the other Transaction Documents, the terms of this Second Amendment shall control.

7.4           This Second Amendment, the Second Amended Notes, Additional Warrants and the Transaction Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.  If any provision of this Second Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Second Amendment which shall be given effect so far as possible.

7.5           THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE TRANSACTION DOCUMENTS, AS AMENDED BY THIS SECOND AMENDMENT.

7.7           Each party shall execute and deliver such other documents, certificates and/or instruments and take such other actions as reasonably requested by the other party in order more effectively to consummate the transactions contemplated hereby.

[SIGNATURES APPEAR ON THE NEXT PAGES]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed under seal by their respective officers thereunder duly authorized, as of the date first above written.

COMPANY:

EMERALD DAIRY INC.

By:	/s/ Shu Kaneko
Name:	Shu Kaneko
Title:	Chief Financial Officer

INVESTORS:

/s/ John Winfield
John Winfield

JAG MULTI INVESTMENTS LLC

By:	/s/ Alexander Goren
Name:	Alexander Goren
Title:	Managing Member

EXHIBIT A

(Form of Second Amended Note)

EXHIBIT B

(Form of Additional Warrants)